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Exhibit 10.01
                                LETTER OF INTENT


May 8, 1997

Definitions:

Waste Resources Reclamation, LLC is the purchaser identified as WRR. Eurectec, Inc. is the vendor, identified as ET.

1. WRR, and ET, have communicated over a period of approximately one year, during which time by way of exchanging information relating to their respective interests in the processing of waste rubber to produce raw material to be used in the manufacturing of a variety of new value added products.

2. WRR. has made known to ET its plan to develop a recycling/manufacturing project in Louisville, Kentucky and its interest in utilizing the ET. process and manufacturing equipment as a part of its future operation.

3. WRR. has disclosed to ET. its funding source, Steadfast of Great Britain, and of its anticipated time of funding, May-June 1997.

4. Based on the above and such other commonalties as have developed over a period of months, WRR. is presenting to ET. this conditional Purchase Agreement, subject to available funding as cited in #3 above.

5. Subject to such formal conditions as may be agreed upon at the time of funding, it is the intent of WRR. to purchase a Eurectec Pressmaster product manufacturing Systems, which will include a Pressmaster 200 Molding Press, a Blendmaster Mixer, a Flockmaster Flocking System which three machines are capable of effectively supporting the production capacity of the Pressmaster 200 Molding Press.

Our purchase agreement will also include such molds as are to be designated. At such time as the initial product line for the ET. System has been selected.

6. Such other ancillary equipment, values controls, meters, special tools and supplies as are necessary for the proper installation, testing, adjustments, training of operating personnel will be a part of the formal sales contract and their respective costs, appropriately listed.

/S/ J.M. Morganti             5/8/97
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J.M. Morganti
Executive Vice President

/S/ Keith J. Fryer            5/8/97
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Keith J. Fryer
Executive Vice President